UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2016

MID PENN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

349 Union Street Millersburg, Pennsylvania	1.866.642.7736	17061
(Address of Principal Executive Offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MID PENN BANCORP, INC.

CURRENT REPORT ON FORM 8-K

ITEM 5.02DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 21, 2016, Mid Penn Bancorp, Inc. (the “Corporation”) appointed Michael D. Peduzzi, CPA, age 50, as Executive Vice President and Chief Financial Officer of the Corporation.  A copy of the press release related to this appointment is attached as Exhibit 99.1 hereto and is hereby incorporated herein and made a part hereof.  Mr. Peduzzi previously served as Senior Vice President and Chief Financial Officer of Codorus Valley Bancorp, Inc. and PeoplesBank, each based in York, Pennsylvania, since 2014.  Previously, from 2011 to 2014, he was a shareholder and principal of S.R. Snodgrass, PC, a certified public accounting firm.

Mr. Peduzzi is not party to any employment agreement with the Corporation.  He currently receives an annual base salary of $205,000 and participates in the Corporation’s benefit and equity incentive plans on the same basis as other executives of the Corporation.  Mr. Peduzzi does not have any interest requiring disclosure under Items 401(d) and 404(a) of Regulation S-K.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d)Exhibits.

99.1Press release, dated March 24, 2016, of Mid Penn Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MID PENN BANCORP, INC. (Registrant)
Date: March 24, 2016	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President & Chief Executive Officer